Exhibit 99.1

SIGNATURE PAGE

INVUS PUBLIC EQUITIES, L.P. Signature /s/ Raymond Debbane Name/Title: Raymond Debbane, President of Invus Public Equities Advisors, LLC, its general partner Date: February 4, 2026
INVUS PUBLIC EQUITIES ADVISORS, LLC Signature /s/ Raymond Debbane Name/Title: Raymond Debbane, President Date: February 4, 2026
INVUS GLOBAL MANAGEMENT, LLC Signature /s/ Raymond Debbane Name/Title: Raymond Debbane, President Date: February 4, 2026
SIREN, L.L.C. Signature /s/ Raymond Debbane Name/Title: Raymond Debbane, President Date: February 4, 2026
ULYS, L.L.C. Signature /s/ Raymond Debbane Name/Title: Raymond Debbane, President Date: February 4, 2026

RAYMOND DEBBANE Signature /s/ Raymond Debbane Name/Title: Raymond Debbane Date: February 4, 2026

ARTAL PARTICIPATIONS S.à r.l. Signature: /s/ Pierre Claudel Name/Title: Pierre Claudel, Manager Date: February 4, 2026
ARTAL INTERNATIONAL S.C.A. Signature: /s/ Anne Goffard Name/Title: Anne Goffard, Managing Director of Artal International Management S.A., its managing partner Date: February 4, 2026

ARTAL INTERNATIONAL MANAGEMENT S.A. Signature: /s/ Anne Goffard Name/Title: Anne Goffard, Managing Director Date: February 4, 2026
ARTAL GROUP S.A. Signature: /s/ Anne Goffard Name/Title: Anne Goffard, Authorized Person Date: February 4, 2026
WESTEND S.A. Signature: /s/ Anne Goffard Name/Title: Anne Goffard, Managing Director Date: February 4, 2026

STICHTING ADMINISTRATIEKANTOOR WESTEND Signature: /s/ Amaury Wittouck Name: Amaury Wittouck, Sole Member of the Board Date: February 4, 2026
AMAURY WITTOUCK Signature: /s/ Amaury Wittouck Name: Amaury Wittouck Date: February 4, 2026